UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Rowan Companies plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Annual General Meeting of Shareholders to Be Held on April 26, 2013.

VOTE DEADLINE – 11:59 p.m. (New York Time) on April 24, 2013 (or 11:59 p.m. (New York time) on

April 18, 2013 for employees holding shares in our benefit plan)

ROWAN COMPANIES PLC
ROWAN COMPANIES PLC MITRE HOUSE 160 ALDERSGATE STREET LONDON EC1A 4DD

Meeting Information
Meeting Type: Annual General Meeting
For holders as of: March 4, 2013
Date: April 26, 2013 Time: 8:00 a.m., London Time/3:00 a.m., New York Time
Location: Four Seasons Hotel - Halcyon Room
Hamilton Place Park Lane London W1J 7DR United Kingdom
You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote — How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report        2. Notice and Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

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Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 14, 2013 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the resolutions in proposals 1 through 8 and FOR the non-binding advisory vote in proposal 9:

1.	An ordinary resolution to elect William T. Fox III as a Class I Director for a term to expire at the annual general meeting of shareholders to be held in 2014.

2.	An ordinary resolution to elect Sir Graham Hearne as a Class I Director for a term to expire at the annual general meeting of shareholders to be held in 2014.

3.	An ordinary resolution to elect H.E. Lentz as a Class I Director for a term to expire at the annual general meeting of shareholders to be held in 2014.

4.	An ordinary resolution to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as our U.S. independent registered public accounting firm for 2013.

5.	An ordinary resolution to reappoint Deloitte LLP as our U.K. statutory auditors under the U.K. Companies Act 2006 (to hold office until the conclusion of the next annual general meeting at which accounts are laid before Rowan Companies plc).

6.	An ordinary resolution to authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration.

7.	An ordinary resolution to approve our 2013 Rowan Companies plc Incentive Plan.

8.	An ordinary resolution of a non-binding advisory nature to approve Rowan Companies plc’s U.K. statutory Directors’ Remuneration Report for the year ended December 31, 2012.

9.	A non-binding advisory vote to approve Rowan Companies plc’s executive compensation as reported in this proxy statement.